SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U and 74V.

FOR PERIOD ENDING 12/31/2004
FILE NUMBER 811-2699
SERIES NO.: 1


74U.     1.   Number of shares outstanding (000's omitted)
              Class A Shares               89,093
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
              Class B Shares               27,294
              Class C Shares               12,640
              Class R Shares                2,148
              Institutional Class           1,769

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 28.64
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 25.73
              Class C Shares              $ 25.70
              Class R Shares              $ 28.54
              Institutional Class         $ 29.15